Exhibit 10.4

NEWSTAR COMMERCIAL LOAN TRUST 2007-1,

as the Issuer,

U.S. BANK NATIONAL ASSOCIATION,

as Class A-2 Agent

and

THE CLASS A-2 HOLDERS PARTY HERETO

CLASS A-2 NOTE PURCHASE AGREEMENT

Dated as of June 5, 2007

- i -

TABLE OF CONTENTS

(continued)

Schedule 2.01	Initial Holders
Schedule 3.02	Holder Representations
EXHIBIT A	Form of Assignment and Acceptance
EXHIBIT B	Form of Draw Request

- ii -

CLASS A-2 NOTE PURCHASE AGREEMENT (as amended, restated, supplemented or modified from time to time, this “Agreement”) dated as of June 5, 2007 among:

NEWSTAR COMMERCIAL LOAN TRUST 2007-1, a statutory trust created and existing under the laws of the State of Delaware (together with its successors and assigns, the “Issuer”);

The HOLDERS (as such term is defined below) party hereto; and

U.S. BANK NATIONAL ASSOCIATION, as agent for the Holders from time to time of the Class A-2 Notes (together with its successors in such capacity, the “Class A-2 Agent”).

WHEREAS, the Issuer and U.S. Bank National Association, as the Trustee (together with its successors in such capacity, the “Trustee”) are party to an Indenture dated as of June 5, 2007 (as modified and supplemented and in effect from time to time, the “Indenture”) pursuant to which the Issuer has authorized and issued U.S.$336,500,000 Class A-1 Floating Rate Notes Due 2022, U.S.$100,000,000 Class A-2 Revolving Floating Rate Notes Due 2022, U.S.$24,000,000 Class B Floating Rate Deferrable Interest Notes Due 2022, U.S.$58,500,000 Class C Floating Rate Deferrable Interest Notes Due 2022, U.S.$27,000,000 Class D Floating Rate Deferrable Interest Notes Due 2022, U.S$29,100,000 Class E Floating Rate Deferrable Interest Note Due 2022 and the U.S$24,900,000 Class F Principal Only Note;

WHEREAS, the Issuer, the Class A-2 Agent and the Holders from time to time of the Class A-2 Notes issued under the Indenture wish to evidence certain agreements relating to, among other things, the right of the Issuer (at the direction of the Servicer) to borrow, repay and re-borrow amounts under the Class A-2 Notes during the Ramp-Up and Reinvestment Period, and the appointment of the Class A-2 Agent as agent for the Holders, all as provided in this Agreement, the Indenture and the Sale and Servicing Agreement, dated as of the date hereof (as amended, modified, restated, replaced, waived, substituted, supplemented or extended from time to time, the “Sale and Servicing Agreement”), among NewStar Financial, Inc., as the originator and the servicer, NewStar Commercial Loan LLC 2007-1, as the trust depositor, the Issuer, as the issuer, U.S. Bank National Association, as the trustee, Lyon Financial Services, Inc., as the back-up servicer and Wilmington Trust Company, as the owner trustee; and

WHEREAS, the Issuer has, under and in accordance with the terms of the Indenture, Granted to the Trustee, for the benefit and security of the Secured Parties, all of the Issuer’s right, title and interest in, to and under this Agreement.

NOW THEREFORE, in consideration of the foregoing premises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE 1 – DEFINITIONS

1.01	Defined Terms

Terms used but not defined herein have the respective meanings given to such terms in (or incorporated by reference in) the Indenture or Sale and Servicing Agreement. In addition, as used in this Agreement, the following terms have the meanings specified below:

“Advances” means the advances made to the Issuer by the Holders or by one or more Liquidity Providers pursuant to Section 2.01 or Section 6.03(e), as the case may be, in respect of the Class A-2 Notes.

“Assignment and Acceptance” means an assignment and acceptance entered into by a Holder and an assignee of such Holder substantially in the form of Exhibit A or any other form reasonably approved by the Servicer and the Class A-2 Agent.

“Break Funding Event” has the meaning specified in Section 2.09.

“Change in Law” means with respect to any Person:

(a) any change after the date of this Agreement in (or the adoption or commencement of effectiveness of) any:

(i) United States federal or state law or foreign law applicable to such Person;

(ii) regulation, interpretation, directive, requirement or request (whether or not having the force of law) applicable to such person made by (A) any court or government authority charged with the interpretations or administration of any law referred to in clause (a)(i) or (B) any fiscal, monetary or other authority having jurisdiction over such Person; or

(iii) the issuance of any change in accounting standards or the issuance of any other pronouncement, release or interpretation of such accounting standards after the date hereof, whether or not having the force of law (it being understood that the issuance of Interpretation No. 46 by the Financial Accounting Standards Board is excluded from such term); or

(b) any change after the date of this Agreement in the application to such Person of any existing law, regulation, interpretation, directive, requirement, request or accounting principles referred to in clauses (a)(i), (a)(ii) or (a)(iii) above, which change has been instigated or communicated by the court, governmental authority or other Person charged with the interpretation and/application of such existing law, regulation, interpretation, directive, requirement, request or accounting principles.

“Class A-2 Commitment” means, in the case of any Holder, the obligation of such Holder at any time during the Revolving Period to make Advances in an aggregate principal amount not to exceed the initial Class A-2 Commitment of each Holder as set forth on Schedule 2.01 (in the case of an Initial Holder) or in the Assignment and Acceptance pursuant to which such Holder shall have assumed its Class A-2 Commitment, as applicable, as such obligation may be reduced from time to time pursuant to Section 2.05 or pursuant to assignments by or to such Holder pursuant to Section 6.03.

“Class A-2 Permitted Investments” has the meaning set forth in Section 3.02(d).

“Class A-2 Note Register” has the meaning specified in Section 2.06.

“Collateral Account Termination Date” means, with respect to any Holder that has had payments deposited into the Class A-2 Holder Collateral Account pursuant to the last sentence of Section 3.02(c), the earliest to occur of (a) the assignment by such Holder of all of its rights and obligations pursuant to Section 3.02(c), (b) the Holder delivering a certification in writing that such Holder has satisfied in full all previously defaulted obligations to make Advances under Section 2.01 and (c) the end of the Revolving Period.

“Committed Liquidity Provider” has the meaning specified in Section 6.03(f).

“CP Conduit” means a limited-purpose entity established to issue commercial paper notes, and any Holder which is a CP Conduit shall be identified as such in this Agreement.

“Defaulting Holder” has the meaning specified in Section 3.02(c).

“Draw” has the meaning specified in Section 2.01.

“Draw Request” has the meaning specified in Section 2.03.

“Funding Entity” has the meaning specified in Section 2.08(b).

“Holder” means each Initial Holder and any other Person that shall have become a Holder of a Class A-2 Note pursuant to a transfer of Class A-2 Notes in accordance with Section 6.03 (other than any such Person that ceases to be a party hereto pursuant to a transfer of all of its Class A-2 Notes to another Person pursuant to Section 6.03).

“Holder Subaccount” has the meaning specified in the Indenture.

“Indemnified Person” has the meaning specified in Section 5.03(a)(iii).

“Initial Holder” means an initial Holder of Class A-2 Notes listed on Schedule 2.01 under the caption “INITIAL HOLDERS”.

“Losses” has the meaning specified in Section 5.03(a)(iii).

“Maximum Class A-2 Commitment” initially means $100,000,000.

“Qualified Securitization Pledge” means, with respect to any Holder of a Class A-2 Note that is a CP Conduit and indicates that it will make a Qualified Securitization Pledge on Schedule 2.01 (in the case of any Initial Holder) or in the Assignment and Acceptance delivered by it with respect to the interests of a Holder of a Class A-2 Note, a bona fide pledge by such Holder of its right, title and interest in and to any Class A-2 Note pursuant to its program collateral or security agreement with a collateral agent to secure obligations owing by such Holder to such Holder’s Liquidity Providers, debt holders or other creditors, but only:

(1) if such pledge would not (in the reasonable judgment of the Holder (to which the Issuer does not reasonably object)) (A) have the effect of requiring the Issuer or the pool of Loan Assets to register as an investment company under the 1940 Act; (B) adversely affect the Issuer’s ability to use the exception provided for by Section 3(c)(7) of the 1940 Act; (C) subject the Issuer or the Notes to the registration requirements of the Securities Act; (D) result in a non-exempt prohibited transaction under ERISA or the Code, or a violation of provisions of federal, state, local, non-U.S. or other laws or regulations that are substantively similar thereto; or (E) cause the Issuer to be a publicly traded partnership or otherwise be taxable as a corporation for U.S. Federal income tax purposes; and

(2) if such Holder from time to time delivers to the Issuer, the Servicer and the Trustee such information concerning such Holder, such collateral agent and such Liquidity Providers, debt holders or other creditors as the Issuer or the Servicer may reasonably request in order for the Issuer to determine whether it objects to the Holder’s conclusion referred to in clause (1) above;

provided that upon any foreclosure action in respect of any such pledge and any related purported transfer of legal or beneficial ownership of such Class A-2 Note or any right, title or interest therein, any such purported transfer will be considered to be a “transfer” of such Class A-2 Note (or such right, title or interest) for all purposes of the Indenture (including for purposes of Section 4.02 of the Indenture).

“Revolving Period” means the period from and including the Closing Date to but excluding the Commitment Termination Date.

1.02	Terms Generally

The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof and (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement.

ARTICLE 2 – THE COMMITMENTS

2.01	Commitments

(a) Subject to the terms and conditions set forth herein, each Holder agrees to make Advances (the aggregate of all contemporaneous Advances by the Holders, a “Draw”) to the Issuer from time to time during the Revolving Period in an aggregate principal amount at any one time outstanding up to but not exceeding the amount of such Holder’s Class A-2 Commitment; provided that (i) the aggregate principal amount of Advances of the Holders hereunder at any one time outstanding shall in no event exceed the Maximum Class A-2 Commitment and (ii) the aggregate principal amount of Advances of any one Holder hereunder at any one time outstanding shall in no event exceed such Holder’s Class A-2 Commitment.

(b) Notwithstanding the foregoing but subject to the foregoing provisos and to Section 6.03(f):

(i) no Holder that enters into a Liquidity Facility that is subject to Section 6.03(f) (other than a Holder that is maintaining a Holder Subaccount as provided in Section 3.02(d), who shall be so obligated to the extent of funds then on deposit therein) shall be obligated to make any Advance to the Issuer with respect to any Class A-2 Note, except to the extent that such Holder has received funds from its financing arrangements in place with respect to the Class A-2 Notes (including such Liquidity Facility) which may (consistent with such financing arrangements) be used to make such Advance;

(ii) any such Holder referred to in clause (i) above, subject to the terms and conditions set forth herein, may, in its sole discretion make Advances to the Issuer from time to time during the Revolving Period in an aggregate principal amount at any time outstanding up to but not exceeding the amount of such Holder’s Class A-2 Commitment (as provided in the definition of such term); and

(iii) any such Holder referred to in clause (i) above shall enforce all of its material rights under such Liquidity Facility from time to time to assure that, to the fullest extent possible consistent with such Liquidity Facility, such Holder shall have funds available to make Advances hereunder in a timely manner.

Within the foregoing limits and subject to the terms and conditions set forth herein and in the Indenture, the Issuer (at the direction of the Servicer) may borrow, repay and re-borrow Advances.

2.02	Advances and Draws

(a) Each Advance shall be made as part of a Draw consisting of Advances made by the Holders ratably in accordance with the unfunded amounts of their respective Class A-2 Commitments. The failure of any Holder to make any Advance required to be made by it shall not relieve any other Holder of its obligations hereunder; provided that the Class A-2 Commitments are several and no Holder shall be responsible for any other Holder’s failure to make Advances as so required. No Advance may be made if after giving effect thereto and any other Draw Request given and pending, the aggregate outstanding principal amount of all Advances, shall exceed the Maximum Class A-2 Commitment.

(b) The aggregate principal amount of Advances made in respect of any Draw shall be at least U.S.$250,000 (and integral multiples of U.S.$10,000) or, if the aggregate undrawn amount is less than such required threshold, such lesser amount, provided that if any amount is outstanding under a Class A-2 Note, such outstanding amount shall be at least U.S.$10,000.

2.03	Requests for Draws

To request a Draw, the Issuer (or the Servicer on behalf of the Issuer) shall notify the Class A-2 Agent (with a copy to the Trustee and the Class A-2 Noteholders) (each such notice, a “Draw Request”) of such request by telephone or electronic messaging system not later than 10:00 a.m. (Boston, Massachusetts time), on the Business Day of the proposed Draw. Each such telephonic or electronic Draw Request shall be irrevocable and shall be confirmed promptly by fax or hand delivery to the Class A-2 Agent (with a copy to the Trustee and the Class A-2 Noteholders) of a written Draw Request in the form of Exhibit B hereto and signed by the Issuer (or the Servicer on behalf of the Issuer). Each such Draw Request shall specify the following information in compliance with Section 2.02 of this Agreement and Section 10.07 of the Indenture:

(a) the aggregate amount of the requested Draw; and

(b) the date of such Draw, which shall be a Business Day.

Promptly following receipt of a Draw Request, on the date of receipt of a Draw Request for a Draw, the Class A-2 Agent shall forward (by fax or electronic messaging system) to each Holder (with a copy to the Trustee) a copy of such Draw Request and of the amount of such Holder’s Advance to be made as part of the requested Draw. Any Draw Request received by the Class A-2 Agent after 10:00 a.m. (Boston, Massachusetts time) on any Business Day or on a day which is not a Business Day shall be deemed to be a Draw Request received at 9:00 a.m. on the next Business Day and to be funded on such next Business Day by the Holders of Class A-2 Notes.

2.04	Funding of Draws

Subject to Sections 2.01, 3.02(d), 4.02 and 4.03, each Holder shall make each Advance to be made by it hereunder by wire transfer in immediately available funds by 1:00 p.m. (Boston, Massachusetts time) on the Business Day specified in the Draw Request to the account designated by Servicer for such purpose by notice to the Holders, which shall initially be the Class A-2 Funding Account.

2.05	Termination and Reduction of Class A-2 Commitments

(a) The Class A-2 Commitments shall terminate at the close of business (Boston, Massachusetts time) on the last day of the Revolving Period.

(b) The aggregate amount of the Class A-2 Commitments shall be subject to reduction from time to time as provided in Section 5.02 and Section 10.01 of the Indenture.

(c) Each reduction of the Class A-2 Commitments shall be made ratably among the Holders in accordance with the amounts of their respective Class A-2 Commitments. No termination or reduction of the Class A-2 Commitments shall be effected except as provided in Section 2.05(b) hereof.

2.06	Advances; Prepayments

(a) All Advances made by a Holder shall be evidenced by the Class A-2 Note of such Holder and shall be governed by and subject to this Agreement and the Indenture. Advances may be prepaid from time to time to the extent payments are either required or permitted to be made under the Indenture; provided that any Class A-2 Prepayment under Section 10.07(b) of the Indenture shall be made upon not less than one Business Day’s notice to the Class A-2 Agent (with a copy to the Trustee and the Class A-2 Noteholders) by Issuer Order (or by the Servicer on behalf of the Issuer) specifying the amount and date of such Class A-2 Prepayment, and the Class A-2 Agent shall promptly notify each Holder of the contents of such notice from the Issuer (or from the Servicer, as the case may be). Each such notice of a Class A-2 Prepayment shall be irrevocable.

(b) The Class A-2 Agent hereby agrees that it shall keep a register (the “Class A-2 Note Register”) at the office of the Class A-2 Agent and in which the Class A-2 Agent shall maintain records of the Class A-2 Commitment of each Holder, the aggregate principal amount of Advances from time to time outstanding in respect of each Class A-2 Note, a copy of each Assignment and Acceptance delivered to the Class A-2 Agent pursuant to Section 6.03(b) and a copy of each Election Notice and of each Assignment and Acceptance delivered to the Class A-2 Agent pursuant to Section 6.03(f). On each Determination Date and at any time promptly following a request therefor by the Servicer or the Trustee, the Class A-2 Agent shall provide the Servicer and the Trustee with a report specifying the aggregate principal amount of Advances outstanding in respect of each Class A-2 Note and the Class A-2 Commitment of the related Holder (as of such Determination Date).

2.07	[Reserved]

2.08	Class A-2 Commitment Fee; Class A-2 Increased Costs

(a) Class A-2 Commitment Fee shall accrue and be payable by the Issuer as provided in the Indenture and the Sale and Servicing Agreement.

(b) Class A-2 Increased Costs shall be payable by the Issuer from time to time as provided in the Indenture. No Class A-2 Increased Cost shall be payable to any Holder or Liquidity Provider (each, a “Funding Entity”) on any Distribution Date unless such Funding Entity has delivered to the Class A-2 Agent, the Issuer and the Trustee on or prior to the related Determination Date a certificate setting forth the amount necessary to compensate such Funding Entity, for (i) any increase in the cost to a Funding Entity of making or maintaining any loan or asset purchase under this Agreement or the related Liquidity Facility (or of maintaining its obligation to make any such loan or asset purchase) resulting from a Change in Law applicable to such Funding Entity, (ii) any reduction in any amount received or receivable by a Funding Entity under this Agreement or the related Liquidity Facility resulting from a Change in Law applicable to such Funding Entity or (iii) any reduction in the rate of return on the capital of a Funding Entity or its parent/holding company resulting from a Change in Law applicable to such Funding Entity or parent/holding company to a level below that which such Funding Entity or bank holding company could have achieved but for such Change in Law. Failure or delay on the part of any Funding Entity to demand compensation pursuant to this Section shall not constitute a waiver of such Funding Entity’s right to demand such compensation; provided that the Issuer shall not be required to compensate a Funding Entity pursuant to this Section for any increased costs or reductions incurred more than six months prior to the earlier of (x) the date on which the applicable Funding Entity has actual knowledge of the Change in Law giving rise to such increased costs or reductions and (y) the date on which the applicable Funding Entity should, in the exercise of reasonable care, have knowledge of the Change in Law giving rise to such increased costs or reductions; provided further that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six month period referred to above shall be extended to include the period of retroactive effect thereof. Each Holder agrees to use reasonable efforts (including, without limitation, a reasonable effort to change its applicable funding office or to transfer its affected interest to an Affiliate of such Holder) to avoid, or minimize the amount of, any demand for payment from the Issuer under this Section 2.08 unless such efforts would, in such Holder’s judgment, be disadvantageous to such Holder (as reasonably determined by such Holder in good faith).

(c) If the Issuer is required to pay Class A-2 Increased Costs to any Funding Entity under Section 2.08(b), the Servicer on behalf of Issuer, in the Servicer’s sole discretion, may require such Funding Entity to transfer or assign, in whole or in part, without recourse (in accordance with Section 6.03), all or part of its interests, rights and obligations under such Funding Entity’s Class A-2 Notes to another Person (provided that the Issuer identifies a Person that would otherwise be eligible under the terms of this Agreement to purchase such Class A-2 Notes and is ready, willing and able to be an assignee with respect thereto) which shall assume such assigned obligations (which assignee may be another Funding Entity, if such assignee accepts such assignment); provided that (i) the assignee has paid to such Funding Entity in immediately available funds the principal of and interest accrued and unpaid to the date of such payment on the Advances made by it hereunder and all other amounts owed to it hereunder, including, without limitation any Class A-2 Liquidity Amounts and any amounts that would be owing under this Section 2.08 and Section 2.09 if such Advances were prepaid on the date of such assignment, (ii) such assignment does not conflict with any law, rule or regulation or order of any governmental authority and (iii) such assignor Funding Entity is indemnified by the Issuer for any cost, expense, or other liabilities (but excluding loss of profits) incurred as a result of any action taken pursuant to this Section 2.08(c). The reasonable expense of any such transfer or assignment shall be borne by the Issuer and shall be paid only to the extent funds are available therefor in accordance with the Priority of Payments.

2.09	Breakage Costs

If the Issuer (a) pays any principal of any Advance other than on a Distribution Date (whether in connection with a permitted Class A-2 Prepayment of Advances, due to acceleration or otherwise) or (b) fails to effect a Draw on the scheduled date therefor after having submitted a Draw Request to the Class A-2 Agent in accordance with Section 2.03 (each such prepayment or failed Draw, a

“Break Funding Event”), then the Issuer shall compensate each affected Holder for any loss (excluding loss of profits), cost and expense incurred by such Holder as a result of such Break Funding Event. The loss to any Holder attributable to any such Break Funding Event shall be deemed to be an amount determined by such Holder to be equal to the excess (if any) of (i) such Holder’s cost of funding the principal amount of such prepayment or reduction (or failed Draw), for the period from the date of such Break Funding Event to but excluding the next Distribution Date over (ii) the amount of interest obtainable by such Holder upon the redeployment of an amount of funds equal to the amount of such prepayment or reduction (or failed Draw) for the period from the date of such Break Funding Event to but excluding the next Distribution Date. A certificate of any Holder setting forth any amount or amounts that such Holder is entitled to receive pursuant to this Section, and the calculation of such amount or amounts, shall be delivered to the Issuer, the Servicer, the Trustee and the Class A-2 Agent and shall be conclusive absent manifest error. The Issuer shall pay such Holder the amount shown as due on any such certificate on the Distribution Date following the Due Period in which such certificate is received by the Servicer and Trustee.

ARTICLE 3 – REPRESENTATIONS AND WARRANTIES; COLLATERAL

3.01	Representations and Warranties

The Issuer represents and warrants to the Holders, the Servicer, the Class A-2 Agent and the Trustee that:

(a) The Issuer is a statutory trust duly organized and validly existing and in good standing under the laws of the State of Delaware.

(b) It has the power to execute and deliver this Agreement and the Indenture and to perform its obligations under this Agreement and the Indenture and has taken all necessary action to authorize such execution, delivery and performance.

(c) Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets.

(d) All governmental and other consents that are required to have been obtained by it with respect to the execution, delivery and performance of this Agreement and the Indenture have been obtained and are in full force and effect and all conditions of any such consents have been complied with.

(e) Its obligations under this Agreement and the Indenture constitute its legal, valid and binding obligations, enforceable against it in accordance with their respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

(f) There is not pending or, to its knowledge, threatened against it, or against any of its Affiliates, any action, suit or proceeding at law or in equity or before any court, tribunal, government body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against it of this Agreement or the Indenture or its ability (as a matter of law) to perform its obligations under this Agreement or the Indenture.

(g) It is not required to register as an investment company under the 1940 Act.

(h) It has timely filed or caused to be filed all tax returns and reports required to have been filed and has timely paid or caused to be paid all taxes required to have been paid by it where the failure to do so could reasonably be expected to result, singularly or in the aggregate, in a material adverse effect.

(i) No Event of Default has occurred and is continuing.

3.02	Several Representations and Covenants of Each Holder and Each Committed Liquidity Provider

Each Holder and each Committed Liquidity Provider severally represents and warrants as of each date it shall acquire any interest in any Class A-2 Note, or fund any Advance (including the date that such Note Purchaser shall become a party hereto pursuant to an Assignment and Acceptance) and covenants (as to itself only and as to no other Holder) to the Issuer and the Class A-2 Agent that:

(a) it is an entity duly organized and validly existing and (if applicable) in good standing under the laws of the jurisdiction of its organization; it has the organizational power to execute and deliver this Agreement and to perform its obligations under this Agreement and has taken all necessary organizational action to authorize such execution, delivery and performance; such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets and do not violate or conflict with in any material respect any material contractual restriction binding on or affecting it or any of its assets; all governmental and other consents that are required to have been obtained by it with respect to the execution, delivery and performance of this Agreement have been obtained and are in full force and effect and all conditions of any such consents have been complied with; there is not pending or, to its knowledge, threatened against it, or against any of its Affiliates, any action, suit or proceeding at law or in equity or before any court, tribunal, government body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against it of this Agreement or the Indenture or its ability to perform its obligations under this Agreement or the Indenture; it has duly executed and delivered this Agreement and its obligations under this Agreement constitute its legal, valid and binding obligations, enforceable against it in accordance with their respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law));

(b) each of the representations and warranties set forth in Schedule 3.02 is true, correct and complete;

(c) it satisfies the Rating Criteria, and acknowledges and agrees that, if it shall at any time fail to comply with the Rating Criteria, it shall promptly (but in no event later than 5:00 p.m. on the Business Day such Holder or such Committed Liquidity Provider, as applicable, receives notice or otherwise becomes aware thereof, or, if such notice is received or such Holder or such Committed Liquidity Provider, as applicable, becomes aware thereof after 5:00 p.m. (Boston, Massachusetts time) on a Business Day or on any day which is not a Business Day, 9:00 a.m. (Boston, Massachusetts time) on the Business Day following the date such Holder or such Committed Liquidity Provider, as applicable, receives notice or otherwise becomes aware thereof) notify the Issuer, the Servicer, the Rating Agencies, the Class A-2 Agent and the Trustee thereof. Each Holder or Committed Liquidity Provider, as applicable, agrees that if it fails at any time to comply with or satisfy the Rating Criteria, such Holder or Committed Liquidity Provider, as applicable, shall use all reasonable efforts to assign (at the cost of such Holder or Committed Liquidity Provider, as applicable), within 30 days of such failure, all of its rights and obligations in respect of its Class A-2 Notes to another entity in accordance with the provisions specified in Section 6.03 (unless such Holder or Committed Liquidity Provider, as applicable, again satisfies the Rating Criteria within 30 days after such failure by delivering to the Issuer, the Class A-2 Note Agent, the Trustee and each Rating Agency a certification in writing that such Holder or Committed Liquidity Provider satisfies the Rating Criteria, such certification to include a letter from each Rating Agency establishing such ratings upgrade or such other evidence as shall be reasonably satisfactory to the Trustee and the Issuer); provided that the transferee entity must satisfy, on the effective date of the proposed replacement, the Rating Criteria. The replaced Holder and any Committed Liquidity Provider with respect thereto agrees to cooperate with all reasonable requests of the Issuer (or the Servicer on behalf of the Issuer) for the purpose of effecting such transfer. If such Holder or Committed Liquidity Provider is unable to make such transfer within 30 days after its failure to satisfy the Rating Criteria, the Issuer will make a Draw in the amount of the entire undrawn portion of such Holder’s Class A-2 Commitment and will make a deposit of the proceeds of such Draw into the Class A-2 Funding Account. The amount of such Draw shall not bear interest, but the Issuer shall pay the Class A-2 Commitment Fee on the amount of such Draw until the date such Holder or Committed Liquidity Provider, as applicable, makes an assignment to a replacement Holder or Committed Liquidity Provider, as applicable, which satisfies the Rating Criteria. Each Holder or Committed Liquidity Provider, as applicable, further acknowledges and agrees that if at any time it fails to fund any portion of a Draw as required under Article 2 of this Agreement (taking into account the terms of Section 6.03(f)) (any such Holder or Committed Liquidity Provider, as applicable, a “Defaulting Holder”), any payments of principal of or interest on any outstanding Advance and any Class A-2 Commitment Fee, that would otherwise be payable to such Defaulting Holder under this Agreement and the Indenture shall, for so long as such Defaulting Holder continues to fail to satisfy such requirement or until such Defaulting Holder is replaced by another entity that meets the Rating Criteria and satisfies such Defaulting Holder’s failed funding obligation, be deposited into a Holder Subaccount with respect to such Holder as provided in Section 3.02(d)(ii) and Section 10.09 of the Indenture and such Holder Subaccount shall be governed by the terms of the Indenture;

(d) the deposit of cash to a Holder Subaccount by any Holder or Committed Liquidity Provider, as applicable, shall not constitute a Draw by the Issuer and shall not constitute a utilization of the Class A-2 Commitment of such Holder, and the funds on deposit in a Holder Subaccount shall not constitute principal outstanding under a Class A-2 Note. Each Holder or Committed Liquidity Provider, as applicable, that has had payments deposited into a Holder Subaccount pursuant to the last sentence of Section 3.02(c) agrees that from and after the date of such deposit and until the related Collateral Account Termination Date, (i) the obligation of such Holder or Committed Liquidity Provider, as applicable, to make any Advance shall be satisfied by the Servicer withdrawing funds (and the Servicer will provide prior or contemporaneous notice of any such withdrawal to the Class A-2 Agent and the Class A-2 Noteholders) from such Holder Subaccount (provided that such Holder or Committed Liquidity Provider, as applicable, shall remain obligated in respect of such Advance to the extent the amount thereof exceeds the amount on deposit in such Holder Subaccount), (ii) all payments of principal (and, if such Holder or such Committed Liquidity Provider, as applicable, is a Defaulting Holder, interest) with respect to any Advances (and, if such Holder or such Committed Liquidity Provider, as applicable, is a Defaulting Holder, any Class A-2 Commitment Fees payable to such Holder or such Committed Liquidity Provider, as applicable) shall be made by depositing the related funds into such Holder Subaccount and (iii) the Servicer shall have full authority to withdraw funds (and the Servicer will provide prior notice of any such withdrawal to the Class A-2 Agent and the Class A-2 Noteholders) from such Holder Subaccount at the time of, and in connection with, the making of any Advance or any payment described in the foregoing clauses of this Section 3.02(d) and to deposit funds (with prior or contemporaneous notice of any such deposit to the Class A-2 Agent and the Class A-2 Noteholders) to such Holder Subaccount, all in accordance with the terms of and for the purposes set forth in this Agreement and in the Indenture. After the Collateral Account Termination Date for any Holder and any Committed Liquidity Provider with respect thereto (subject to the terms of Section 10.09(d) of the Indenture), all funds then held in the related Holder Subaccount shall be withdrawn from such Holder Subaccount and remitted to such Holder or such Committed Liquidity Provider, as applicable, and thereafter all payments of principal and interest with respect to Advances made by such Holder or such Committed Liquidity Provider, as applicable, shall be paid directly to such Holder or such Committed Liquidity Provider, as applicable. The Trustee shall promptly (at the direction of the such Holder or such Committed Liquidity Provider, as applicable) invest any amounts on deposit in any Holder Subaccount in securities which satisfy the definition of Eligible Investments maturing on the day following the date of acquisition thereof (collectively, the “Class A-2 Permitted Investments”). Investment earnings received during each Due Period in respect of Class A-2 Permitted Investments in a Holder Subaccount will be paid to the applicable Holder or Committed Liquidity Provider, as applicable, on the related Distribution Date so long as it is not a Defaulting Holder at such time, and otherwise shall be deposited into such Holder Subaccount; and

(e) it agrees to treat the Issuer for U.S. Federal, state and local income tax purposes, (i) as an entity disregarded from its single beneficial owner if the Issuer has a single beneficial owner and (ii) as a partnership if the Issuer has more than one beneficial owner, to report all income (or loss) in accordance with such treatment and not take any action inconsistent with such treatment.

ARTICLE 4 – CONDITIONS

4.01	Closing Date Conditions

The obligations of the Holders to make Advances shall not become effective until the date on which the Indenture is executed and delivered and the Notes are duly authorized, issued, authenticated and delivered thereunder.

The purchase of the Class A-2 Note on the Closing Date and the obligation of each Holder to make an Advance on the occasion of the initial Draw pursuant to Article 2 is subject to the satisfaction of the following conditions (in addition to the conditions specified in Section 4.02):

(a) All of the conditions precedent in the Sale and Servicing Agreement and the Indenture shall have been satisfied or waived in accordance with the terms thereof.

(b) Each of the statements referred to in Section 4.02(a), (b), (c), (d), (e), (f) and (g) hereof shall be true (as if a Draw shall occur on the Closing Date), and the Class A-2 Agent (with a copy to the Class A-2 Noteholders) shall have received a certificate, dated the Closing Date, of an appropriate officer of the Servicer in which such officer shall (to the best of such officer’s knowledge) certify to such effect.

(c) The Class A-2 Notes shall have been duly executed by the Issuer and delivered to the Class A-2 Agent for the benefit of the Initial Holders.

4.02	Conditions to Advances

The obligation of each Holder to make an Advance on the occasion of any Draw pursuant to Article 2 is subject to the satisfaction of the following conditions:

(a) Notwithstanding any provision to the contrary in the Indenture, at the time of and immediately after giving effect to such Draw or issuance, each of the Portfolio Criteria shall be satisfied; provided that (i) if any component of the Portfolio Criteria is not satisfied prior to giving effect to such Draw the proceeds of which are to be used to acquire Additional Loans, the Portfolio Criteria shall be deemed satisfied with respect to such component if the component is maintained or improved after giving effect to such Draw and the acquisition of such Additional Loans and (ii) clause (i) above shall not be applicable if, but for the operation of such clause, such acquisition would not have been permitted as a result of the Issuer’s failure to meet the new testing levels set forth in the applicable Zone of the Collateral Quality Table as a result of the acquisition of such Additional Loans.

(b) Except as provided in Section 4.03, at the time of and immediately after giving effect to such Draw, no Default or Event of Default shall have occurred and be continuing or would result from such Draw.

(c) In the case of any Draw, the Class A-2 Agent shall have received a Draw Request given in accordance with Section 2.03.

(d) In the case of any Draw, the proceeds of such Draw shall be used solely to (i) fund Exposure Amounts relating to Revolving Loans and Delayed Draw Term Loans or (ii) acquire Additional Loans during the Ramp-Up Period and the Reinvestment Period. None of the proceeds of such Draw shall be used by the Issuer, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any Margin Stock. No Advance will be secured, directly or indirectly, by Margin Stock and the Indenture Collateral will not include any Margin Stock.

(e) All representations and warranties made by the Issuer in this Agreement and in Section 3.25 of the Indenture are true and correct in all material respects, as if repeated on the date of such Draw or issuance with respect to the facts and circumstances then existing (except to the extent that any such representation or warranty refers to a prior specific date).

(f) Each of this Agreement, the Indenture and the Class A-2 Notes is in full force and effect.

(g) All other conditions precedent to such Draw or issuance set forth in this Agreement and the Indenture have been satisfied (or waived pursuant to the terms hereof or thereof).

Except for a Draw made as contemplated under Section 4.03, each Draw shall be deemed to constitute a representation and warranty by the Issuer on the date thereof as to the applicable matters specified in paragraphs (a), (b), (d), (e), (f) and (g) of this Section.

4.03	Obligations Unconditional

Notwithstanding the failure to satisfy any of the conditions in the foregoing paragraphs (a), (b), (e) and (g) of Section 4.02, the Holders shall be obligated to make Advances to the Issuer in connection with Draws to fund Exposure Amounts relating to Revolving Loans and Delayed Draw Term Loans. However, the obligation of each Holder under this Section 4.03 shall terminate on the Commitment Termination Date.

4.04	Draws Upon Termination of the Reinvestment Period

(a) On the Commitment Termination Date, the Issuer (or the Servicer on behalf of the Issuer) shall make a Draw Request in accordance with Section 2.03 hereof in an amount sufficient to cause the Class A-2 Funding Test to be satisfied (provided that the Issuer may, at its option, make a Draw Request for a greater amount but in no event greater than the undrawn amount of the Maximum Class A-2 Commitment as of such date and provided further, that the amount of such optional Draw shall be in an amount such that the testing levels set forth in applicable Zone of the Collateral Quality Table on such date are satisfied) as of such date. The Trustee will (at the direction of the Servicer and on behalf of the Issuer) upon receipt of such Draw, deposit into the Class A-2 Funding Account out of the proceeds of such Draw, an amount sufficient to cause the Class A-2 Funding Test to be satisfied and shall deposit the remaining proceeds of such Draw into the Principal and Interest Account where such amounts shall be applied in accordance with the Priority of Payments as Principal Proceeds on the following Distribution Date (or, if such amount is received on a Distribution Date, on such Distribution Date). The Class A-2 Commitments will terminate immediately after such Draw is made and such funds are deposited to the Class A-2 Funding Account and, as applicable, the Principal and Interest Account.

(b) The Servicer shall fund any Draw Request received after the end of the Reinvestment Period solely from funds available in the Class A-2 Funding Account.

ARTICLE 5 – THE CLASS A-2 AGENT

5.01	Appointment

Each of the Holders hereby irrevocably appoints the Class A-2 Agent as its agent and authorizes the Class A-2 Agent to take such actions on its behalf and to exercise such powers as are delegated to the Class A-2 Agent by the terms hereof and of the Indenture, together with such actions and powers as are reasonably incidental thereto.

5.02	Certain Duties and Responsibilities

(a) The Class A-2 Agent undertakes to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Class A-2 Agent.

(b) Upon certificates and other notices furnished to the Class A-2 Agent and conforming to the requirements of this Agreement, the Class A-2 Agent may, in the absence of gross negligence, willful misconduct or bad faith on its part, conclusively rely as to the truth of the statements and the correctness of the opinions expressed therein. Neither the Class A-2 Agent nor any of its affiliates, directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection herewith (i) with the consent or at the request of the Holders representing a majority of the Class A-2 Commitments (and to the extent required under the Transaction Documents, the Issuer or Servicer on behalf of the Issuer) or (ii) in the absence of its own gross negligence or willful misconduct. Neither the Class A-2 Agent nor any of its affiliates, directors, officers, agents or employees shall be responsible or have any duty to ascertain, inquire or verify: (i) any statement, warranty or representation made in connection with this Agreement, any of the other Transaction Documents or any Draw hereunder, (ii) the performance or observation of any of the covenants or agreements of the Issuer or (iii) the validity, effectiveness or genuineness of this Agreement, the Indenture or any instrument or writing furnished in connection herewith. The Class A-2 Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement or other writing (which may be a bank wire, fax, electronic messaging or similar writing) reasonably believed by it to be genuine or signed by the proper party or parties.

(c) No provision of this Agreement shall be construed to relieve the Class A-2 Agent from liability for its own grossly negligent action, its own grossly negligent failure to act, or its own willful misconduct, except that:

(i) this subsection shall not be construed to limit the effect of subsections (a) and (b) of this Section 5.02;

(ii) the Class A-2 Agent shall not be liable for any error of judgment made in good faith by an officer, unless it shall be proven that the Class A-2 Agent was grossly negligent in ascertaining the pertinent facts; and

(iii) no provision of this Agreement shall require the Class A-2 Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers contemplated hereunder, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, unless such risk or liability relates to performance of its ordinary services under this Agreement.

(d) For all purposes under this Agreement, the Class A-2 Agent shall not be deemed to have notice or knowledge of any Event of Default unless an officer of the Class A-2 Agent has actual knowledge thereof or unless written notice of any event which is in fact such an Event of Default is received by the Class A-2 Agent.

(e) Whether or not therein expressly so provided, every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Class A-2 Agent shall be subject to the provisions of this Section 5.02. Each Holder shall, ratably, in accordance with its Class A-2 Commitment (or, if the Class A-2 Commitments have been terminated or permanently reduced to zero, the unpaid principal amount of its Advances) indemnify each Indemnified Person for all Losses not reimbursed by the Issuer pursuant to Section 5.03(a)(iii); provided that no Holder shall have such indemnity or reimbursement obligation to the extent that such loss, liability or expense incurred by the applicable Indemnified Person arises out of, or in connection with any act or omission of any Indemnified Person constituting (x) negligence or (y) a breach of this Agreement.

5.03	Compensation

(a) Subject to Section 6.12 the Issuer agrees:

(i) to pay the Class A-2 Agent on each Distribution Date the Class A-2 Agent Fee for all services rendered by it hereunder;

(ii) except as otherwise expressly provided herein, to reimburse the Class A-2 Agent (subject to any written agreement between the Issuer and the Class A-2 Agent) forthwith upon its request for all reasonable fees and expenses (including attorneys’ fees) incurred or made by the Class A-2 Agent in accordance with any provision of this Agreement; and

(iii) to indemnify the Class A-2 Agent and its affiliates, officers, directors, employees and agents (collectively, “Indemnified Persons”), and to hold them harmless against, any loss, liability or expense incurred without gross negligence, willful misconduct or bad faith on their part, arising out of or in connection with the exercise or performance of any of the Class A-2 Agent’s obligations or duties under this Agreement, including the reasonable costs and expenses of defending themselves against any claim or liability in connection therewith (collectively “Losses”);

provided that (x) such amounts described in clauses (i), (ii) and (iii) above shall be payable on each Distribution Date only to the extent that funds are available for such purpose in accordance with the Priority of Payments and (y) any such amounts that are not paid in full on any Distribution Date shall be deferred and shall be payable on a subsequent Distribution Date to the extent funds are available for such purpose in accordance with the Priority of Payments.

(b) The Class A-2 Agent shall, subject to Section 6.12 and the Priority of Payments, receive amounts pursuant to this Section 5.03 and Section 7.05 of the Sale and Servicing Agreement only to the extent that the payment thereof will not result in an Event of Default, and the failure to pay such amounts to the Class A-2 Agent shall not, by itself, constitute an Event of Default. The Class A-2 Agent hereby agrees not to cause the filing of a petition in bankruptcy against the Issuer for the non-payment to the Class A-2 Agent of any amounts provided by this Section 5.03 until at least one year and one day, or if longer the applicable preference period then in effect, after the payment in full of all the Notes issued under the Indenture.

5.04	Resignation and Removal; Appointment of a Successor

(a) No resignation or removal of the Class A-2 Agent and no appointment of a successor Class A-2 Agent pursuant to this Article 5 shall become effective until the appointment by the successor Class A-2 Agent under Section 5.05 becomes effective.

(b) The Class A-2 Agent may resign at any time by giving written notice thereof to the Issuer, the Servicer, the Holders, the Trustee and each Rating Agency.

(c) The Class A-2 Agent may be removed at any time by Holders representing a majority of the Class A-2 Commitments delivered to the Class A-2 Agent, the Trustee, the Servicer and to the Issuer.

(d) If at any time the Class A-2 Agent shall become incapable of acting or shall be adjudged as bankrupt or insolvent or a receiver or liquidator of the Class A-2 Agent or of its property shall be appointed or any public officer shall take charge or control of the Class A-2 Agent or of all or a substantial part of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case (subject to Section 5.04(e)), (i) the Issuer, by Issuer Order, shall remove the Class A-2 Agent, or (ii) any Holder may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Class A-2 Agent and the appointment of a successor Class A-2 Agent.

(e) If the Class A-2 Agent shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Class A-2 Agent for any reason, the Issuer, by Issuer Order, shall promptly appoint a successor Class A-2 Agent. If the Issuer shall fail to appoint a successor Class A-2 Agent within 60 days after such resignation, removal or incapability or the occurrence of such vacancy, a successor Class A-2 Agent may be appointed by the Servicer or by Holders representing a majority of the Class A-2 Commitments at such time delivered to the Issuer and the retiring Class A-2 Agent. The successor Class A-2 Agent so appointed shall, forthwith upon its acceptance of such appointment, become the successor Class A-2 Agent and supersede any successor Class A-2 Agent proposed by the Issuer. If no successor Class A-2 Agent shall have been so appointed by the Issuer or such Holders and shall have accepted appointment in the manner hereinafter provided, any Holder may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Class A-2 Agent.

(f) The Issuer shall give prompt notice of each resignation and each removal of the Class A-2 Agent and each appointment of a successor Class A-2 Agent by mailing written notice of such event by first class mail, postage prepaid, to the Trustee, each Rating Agency, the Servicer and to the Holders as their names and addresses appear in the Class A-2 Note Register. Each notice shall include the name and address of the successor Class A-2 Agent. If the Issuer fails to mail such notice within ten days after acceptance of appointment by the successor Class A-2 Agent, the successor Class A-2 Agent shall cause such notice to be given at the expense of the Issuer.

5.05	Acceptance of Appointment by Successor

Every successor Class A-2 Agent appointed hereunder shall execute, acknowledge and deliver to the Issuer and the retiring Class A-2 Agent an instrument accepting such appointment with immediate effect. Upon delivery of the required instrument, the resignation or removal of the retiring Class A-2 Agent shall become effective and such successor Class A-2 Agent, without any other act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of the retiring Class A-2 Agent; save that, upon request of the Issuer or Holders representing a majority of the Class A-2 Commitments or the successor Class A-2 Agent, such retiring Class A-2 Agent shall, upon payment of its fees and expenses then unpaid, execute and deliver an instrument transferring to such successor Class A-2 Agent all the rights, powers and trusts of the retiring Class A-2 Agent.

ARTICLE 6 – MISCELLANEOUS

6.01	Notices

Except in the case of notices and other communications expressly permitted to be given by telephone or electronic messaging system, all notices and other communications provided for herein (including each consent, notice, direction or request) shall be in writing and shall be delivered by hand or overnight courier service or sent by fax, as follows:

(a) if to the Issuer, the Servicer or the Trustee, at its address or fax number set forth in the Indenture;

(b) if to the Class A-2 Agent, at its address or fax number set forth on Schedule 2.01 or at such other address as shall be designated by the Class A-2 Agent in a notice to the Issuer, each Holder, the Trustee and the Servicer; and

(c) if to any Holder, at its address or fax number set forth on Schedule 2.01 (in the case of any Initial Holder) or in the Assignment and Acceptance delivered by it; or at such other address as shall be designated by a Holder in a notice to the Issuer, the Class A-2 Agent, the Trustee and the Servicer.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

6.02	Waivers; Amendments

(a) No waiver of any provision of this Agreement or consent to any departure by the Issuer herefrom shall in any event be effective unless the same shall be permitted by Section 6.02(b) and the S&P Rating Condition is satisfied with respect thereto, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of an Advance shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Servicer, the Trustee, the Class A-2 Agent, any Holder or any other Noteholder may have had notice or knowledge of such Default or Event of Default at the time.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Servicer on behalf of the Issuer and the Class A-2 Agent with the consent of Holders representing a majority of the Class A-2 Commitments except as otherwise expressly provided in Section 6.02(c); provided that no such agreement shall amend, modify or otherwise affect the rights or duties of the Trustee or of the Servicer, as applicable, hereunder or in respect hereof without the prior written consent of the Trustee or of the Servicer, as applicable. Prior to entering into any amendment, waiver or modification to this Agreement, the Rating Agency Condition shall be satisfied with respect thereto. Subject to the foregoing, the Servicer on behalf of the Issuer shall give written notice to each Rating Agency and the Trustee of any waiver, amendment or modification of any provision of this Agreement.

(c) No waiver, amendment or modification of the Indenture or any other agreement referred to herein or therein to which the Issuer is a party (other than this Agreement) shall affect any of the rights or obligations under this Agreement of the parties hereto unless such waiver, amendment or modification is effected in accordance with the applicable provisions of this Agreement and the Indenture; provided that no such waiver, amendment or modification shall increase the Maximum Class A-2 Commitment, or extend the term of any of the Class A-2 Commitments, or extend the time or waive any requirement for the reduction or termination of any of the Class A-2 Commitments, without the consent of each of the Holders.

(d) A failure or delay in exercising any right, power or privilege in respect of this Agreement shall not be presumed to operate as a waiver, and a single or partial exercise of any right, power or privilege shall not be presumed to preclude any subsequent or further exercise, of that right, power or privilege or the exercise of any other right, power or privilege.

6.03	Successors and Assigns

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and transferees.

(b) The Issuer may not assign or delegate any of its rights or obligations under this Agreement without the prior consent of each Holder, the Class A-2 Agent the Trustee and the Servicer, provided that the Issuer is Granting all of its rights under this Agreement to the Trustee pursuant to the Indenture. No Holder may assign or delegate any of its rights or obligations under this Agreement or under any Class A-2 Notes, except that (i) any Holder may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Class A-2 Commitment and the Advances at the time owing to it); provided that, in either such case, (A) any assignment by a Holder of less than all of a Class A-2 Note or the related Class A-2 Commitment shall be of the same ratable portion of such Class A-2 Note and the related Class A-2 Commitment, (B) no such assignment shall be effected unless all conditions precedent to the transfer of the relevant Class A-2 Note specified in the Indenture (including such assignee’s satisfaction of the Rating Criteria) have been satisfied and such Holder shall have received the prior written consent of the Issuer and the Servicer to such assignment, and (C) no such assignment shall be effected unless the parties to such assignment shall have executed and delivered to the Class A-2 Agent (with a copy to the Trustee, the Servicer and the Class A-2 Noteholders) a duly completed Assignment and Acceptance and (ii) any Holder that is entitled under a Liquidity Facility to borrow loans from, or sell all or a portion of Class A-2 Notes or interests therein to, Liquidity Providers may assign its rights hereunder and under the Class A-2 Notes and/or delegate to the related Liquidity Providers, and such Liquidity Providers may severally agree to each perform their ratable share (determined in accordance with their respective Class A-2 Commitments under the relevant Liquidity Facility) of, all of the Holder’s obligations hereunder or under the Class A-2 Notes; provided that each related Liquidity Provider which is a Committed Liquidity Provider either executes and delivers a signature page hereto or enters into an Assignment and Acceptance agreeing to be a Committed Liquidity Provider hereunder. Upon acceptance and recording pursuant to Section 6.03(c), from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Holder or of a Committed Liquidity Provider, as applicable, under this Agreement, and the assigning Holder thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Holder’s rights and obligations under this Agreement and in respect of Class A-2 Notes, such Holder shall cease to be a party hereto).

(c) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Holder and an assignee and/or delegee, the Class A-2 Agent shall accept such Assignment and Acceptance and record the information contained therein in the Class A-2 Note Register. No such assignment or delegation shall be effective for purposes of this Agreement unless it has been recorded in the Class A-2 Note Register as provided in this paragraph.

(d) Any Holder may at any time Grant a security interest in all or any portion of its rights under this Agreement to secure obligations of such Holder, including any such Grant to a Federal Reserve Bank, and this Section 6.03 shall not apply to any such Grant of a security interest; provided that no such Grant of a security interest shall release a Holder from any of its obligations hereunder or substitute any such assignee for such Holder as a party hereto.

(e) Notwithstanding anything in Section 6.03(b) to the contrary, any Holder may delegate its obligations hereunder in respect of any Class A-2 Note held by such Holder to its Liquidity Providers; provided that (i) each such Liquidity Provider which is a Committed Liquidity Provider either executes and delivers a signature page hereto or enters into an Assignment and Acceptance

Agreement pursuant to which it agrees to be a Committed Liquidity Provider hereunder, (ii) such delegation shall be effected ratably according to the respective Class A-2 Commitments under the Liquidity Facility of the Liquidity Providers, (iii) notwithstanding such delegation, such Holder may, in its sole discretion, continue to perform the obligations so delegated (and the Liquidity Providers shall have no right to perform such obligations in the event such Holder performs such obligations) and (iv) subject to the immediately preceding clause (iii), the rights and obligations of the parties hereto in respect of any Advances made by such Holder hereunder shall not be affected by such delegation. Any such delegation shall also be subject to the several agreement of the Liquidity Providers (for the express benefit of such Holder, the Issuer, the Class A-2 Agent, the Servicer and the Trustee) to be included in their respective Assignment and Acceptance Agreements to perform all of the obligations of such Holder hereunder delegated to the Liquidity Providers as provided in the foregoing sentence, with each Liquidity Provider agreeing to perform only its ratable share of such obligations as so provided. With respect to Advances made by the Liquidity Providers in accordance with the delegation provided above, the Liquidity Providers shall be subrogated, severally and ratably in accordance with their respective Class A-2 Commitments under the Liquidity Facility, to the rights of the relevant Holder against the Issuer in respect of the related Class A-2 Note and under the Indenture.

(f) Notwithstanding anything in Section 2.01 or Section 6.03(b) to the contrary, if any Holder party hereto elects to be subject to this Section 6.03(f), then such Holder (unless it is maintaining a Holder Subaccount as provided in Section 3.02(d)) shall not be obligated to make Advances hereunder except as provided in Section 2.01(b)(i); provided that such Holder shall have in effect at all times (unless it is maintaining a Holder Subaccount as provided in Section 3.02(d) for the full amount of its unfunded Class A-2 Commitment) a Liquidity Facility with one or more Liquidity Providers pursuant to which such Liquidity Providers are obligated (ratably according to their respective Class A-2 Commitments under the Liquidity Facility), to make loans to, or acquire interests in assets of, such Holder in an aggregate principal amount up to the aggregate stated principal amount at such time Outstanding of Class A-2 Notes held by such Holder (such a Liquidity Provider a “Committed Liquidity Provider”) and each such Committed Liquidity Provider has agreed (for the express benefit of such Holder, the Issuer, the Class A-2 Agent, the Servicer and the Trustee) to be a Committed Liquidity Provider hereunder by either executing and delivering a signature page hereto or by entering into an Assignment and Acceptance Agreement. Notwithstanding the foregoing, such Holder may, in its sole discretion, elect, from time to time, to fund any Advance requested by the Issuer in respect of any Class A-2 Note held by such Holder. With respect to Advances made by the Liquidity Providers under the Liquidity Facility as contemplated by this Section 6.03(f) at the request of the Issuer on behalf of such Holder, the Liquidity Providers for such Holder shall be subrogated, severally and ratably in accordance with their respective Class A-2 Commitments under the Liquidity Facility, to the rights of such Holder against the Issuer in respect of the related Class A-2 Notes and under the Indenture. Any such Holder that elects to enter into a Liquidity Facility as contemplated by and to be subject to this Section 6.03(f) shall indicate such Holder’s election on Schedule 2.01 at the time it first becomes a Holder and shall provide to the Issuer and the Trustees an original executed signature page to this Agreement (in the case of a Committed Liquidity Provider that becomes a party hereto on the Closing Date) or an original executed copy of each Assignment and Acceptance Agreement, in each case, executed by its Committed Liquidity Providers, with a copy thereof to the Class A-2 Agent and the Servicer.

(g) Without limiting the effect of Section 6.03(f), for so long as a Holder is a CP Conduit, and notwithstanding any provisions contained herein or in the Indenture, such Holder shall not, and shall not be obligated to, make any payments hereunder or under the Indenture (except with respect to funding Draws as and to the extent required under this Agreement), unless such Holder has received funds which may be used to make such payment and which funds are not required to repay its commercial paper notes when due and, after giving effect to such payment, either (i) the Holder could issue commercial paper notes to refinance all of such Holder’s outstanding commercial paper notes (assuming such outstanding commercial paper notes matured at such time) in accordance with the governing documents governing such Holder’s commercial paper program or (ii) all of such Holder’s commercial paper notes are paid in full. Any amount which the Holder does not fund pursuant to the operation of this paragraph shall not constitute a claim (as defined in Section 101 of the Bankruptcy Code) against or obligation of such Holder for any such insufficiency.

6.04	Survival

All covenants, agreements, representations and warranties made by the Issuer herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Advances, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Trustee, the Servicer, the Class A-2 Agent or any Holder may have had notice or knowledge of any Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as any Class A-2 Note or any amount payable under this Agreement or the Indenture in respect of any Class A-2 Note is outstanding and unpaid and so long as the Class A-2 Commitments have not expired or terminated.

6.05	Counterparts; Integration; Effectiveness

This Agreement may be executed in any number of counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, any Liquidity Facility and the Indenture constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Issuer, the Initial Holders party hereto and when the Issuer shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by fax or by electronic messaging shall be effective as delivery of a manually executed counterpart of this Agreement.

6.06	Severability

Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

6.07	Governing Law; Jurisdiction; Consent to Service of Process; Waiver of Jury Trial Right.

(a) THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND THIS AGREEMENT AND ALL MATTERS ARISING OUT OF OR RELATING IN ANY WAY WHATSOEVER TO THIS AGREEMENT (WHETHER IN CONTRACT, TORT OR OTHERWISE) SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS.

(b) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Subject to Section 6.12, nothing in this Agreement shall affect any right that the Class A-2 Agent or any Holder may otherwise have to bring any action or proceeding relating to this Agreement against the Issuer or their properties in the courts of any jurisdiction.

(c) Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in the first sentence of Section 6.07(b). Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 6.01. Nothing in this Agreement shall affect the right of any party to this Agreement to serve process in any other manner permitted by law.

(e) EACH PARTY TO THIS AGREEMENT HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

6.08	Benefits of Indenture and this Agreement

The Issuer hereby acknowledges and confirms that each representation, warranty, covenant and agreement made pursuant to the Indenture by it is also made herein to the Trustee, all for the benefit and security of the Securityholders (including the Holders of the Class A-2 Notes) as provided in the Indenture.

Nothing in this Agreement, express or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns and the Holders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

6.09	Headings

Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

6.10	No Proceedings

Each of the parties hereto hereby agrees (which agreement shall, pursuant to the terms of this Agreement, be binding upon their respective successors and assigns) that they shall not institute against, or join any other Person in instituting against, any Holder which is a CP Conduit any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law, for one year and a day (or, if longer, the applicable preference period then in effect) after the latest maturing commercial paper note or other debt obligation issued by such Holder is paid, provided that the foregoing shall not limit the rights of the Issuer to take any such action with respect to any Liquidity Provider to which the obligations of such Holder have been delegated in accordance with Section 6.03(e) and (f). The provisions of this Section 6.10 shall survive the termination of this Agreement.

6.11	Recourse Against Certain Parties

No recourse under or with respect to any obligation, covenant or agreement of any Holder shall be had against any incorporator, stockholder, affiliate, officer, member, manager, partner, employee or director of such Holder, as such, by the enforcement of any assessment, by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that the agreements of such Holder contained in this Agreement and all of the other agreements, instruments and documents entered into by it pursuant hereto or in connection herewith are, in each case, solely the corporate obligations of such Holder, and that no personal liability whatsoever shall attach to or be incurred by the any incorporator, stockholder, affiliate, officer, member, manager, partner, employee or director of such Holder, as such, or any of them, under or by reason of any of the obligations, covenants or agreements of such Holder contained in this Agreement or in any other such instrument, document or agreement, or which are implied therefrom, and that any and all personal liability of every such incorporator, stockholder, Affiliate, officer, employee, member, manager, partner or director of such Holder for breaches by such Holder of any such obligations, covenants or agreements, which liability may arise either at common law or at equity, by statute or constitution, or otherwise, is hereby expressly waived as a condition of and in consideration for the execution of this Agreement. The provisions of this Section 6.11 shall survive the termination of this Agreement.

6.12	Non-Petition; Non-Recourse Obligations

Each Holder agrees that it shall not cause the filing of a petition in bankruptcy against the Issuer in any jurisdiction for any amounts due hereunder until at least one year and one day, or if longer the applicable preference period then in effect, after the payment in full of all the Notes issued under the Indenture. The Class A-2 Notes and all obligations of the Issuer under this Agreement are non-recourse obligations of the Issuer. The Class A-2 Notes and all of the other obligations of the Issuer under this Agreement are payable solely from the Loan Assets and other Collateral pledged by the Issuer to secure the Notes subject to the availability of funds for such purpose in accordance with the Priority of Payments established under the Indenture and, following realization of the Collateral, any claims against the Issuer shall be extinguished and shall not thereafter revive. None of the security holders, stockholders, beneficial owners, members, managers, officers, directors, employees, partners or incorporators of the Issuer, the Servicer, the Placement Agents, the Trustee, any of their respective affiliates and any other person or entity shall be obligated to make payments on the Notes. Consequently, the Holders of the Notes must rely solely on amounts received in respect of the Loan Assets and other Collateral pledged to secure the Notes for the payment of principal thereof and interest, Class A-2 Commitment Fee and all other amounts owing thereon. The provisions of this Section 6.12 shall survive the termination of this Agreement.

6.13	[Reserved]

6.14	Disclosure

Each Holder and the Class A-2 Agent shall (subject to the terms of the Indenture including Section 11.01 thereof) be permitted to disclose information (a) to such of its officers, directors, employees, attorneys and accountants, Liquidity Providers and rating agencies as need to know such information in connection with its participation in any of the transactions or the administration of or litigation concerning this Agreement; (b) to the extent required by applicable laws and regulations or by any subpoena or similar legal process, or requested by any governmental authority; (c) to the extent such information (i) becomes publicly available other than as a result of a breach of this Agreement or the tortious act of a third party or (ii) becomes available to any such party on a non-confidential basis; or (d) to the extent that the Issuer shall have previously consented to such disclosure in writing. Notwithstanding anything to the contrary herein, all persons may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions described herein and all materials of any kind (including opinions or other tax analyses) that are provided to such person relating to such tax treatment and tax structure. This authorization to disclose the tax treatment and tax structure does not permit disclosure of information identifying the Issuer, the Servicer or any other party to the transactions contemplated hereby or the pricing (except to the extent pricing is relevant to tax structure or tax treatment) of this offering.

Each of the parties hereby covenants and agrees that so long as Windmill Funding Corporation is the registered owner of the Class A-2 Notes:

(a) except with respect to the Class A-2 Holder Collateral Account, it waives any right to set-off and to appropriate and apply any and all deposits and any other indebtedness at any time held or owing thereby to or for the credit or the account of Windmill Funding Corporation against and on account of the obligations and liabilities of Windmill Funding Corporation to such party under this Agreement; and

(b) notwithstanding anything to the contrary herein no provision of this Agreement adversely affecting the rights or duties of Windmill Funding Corporation or a Liquidity Provider for Windmill Funding Corporation may be amended or waived without the written consent of Windmill Funding Corporation.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective Authorized Officers as of the day and year first above written.

NEWSTAR COMMERCIAL LOAN TRUST 2007-1, as the Issuer

By:	Wilmington Trust Company, not in its individual capacity, but solely as Owner Trustee of the Issuer

By:	/s/ J. Christopher Murphy
Name: J. Christopher Murphy
Title: Financial Services Officer

U.S. BANK NATIONAL ASSOCIATION, as Class A-2 Agent

By:	/s/ Ralph J. Creasia
Name: Ralph J. Creasia
Title: Vice President

NewStar Commercial Loan Trust 2007-1

Class A-2 Note Purchase Agreement

WINDMILL FUNDING CORPORATION, as Class A-2 Note Holder

By:	/s/ Bernard J. Angelo
Name: Bernard J. Angelo
Title: Vice President

NewStar Commercial Loan Trust 2007-1

Class A-2 Note Purchase Agreement

ABN AMRO BANK N.V., as Committed Liquidity Provider

By:	/s/ David J. Donofrio
Name: David J. Donofrio
Title: Director

NewStar Commercial Loan Trust 2007-1

Class A-2 Note Purchase Agreement

SCHEDULE 2.01

INITIAL HOLDERS

Name of Holder	Initial Class A-2 Commitment	Address for Notices
Windmill Funding Corporation	$100,000,000

Windmill Funding Corporation

540 West Madison Street, Suite 2721

Chicago, IL 60661

Facsimile No. 312-992-1527

Telephone: 312-904-7374

Attention: Dave Donofrio

With a copy to:

ABN AMRO Bank N.V.

540 West Madison Street, Suite 2721

Chicago, IL 60661

Facsimile No. 312-992-1527

Telephone No. 312-904-6263

Attention:    Administrator -

  Windmill Funding

Holder elects to be subject to Section 6.03(f):    Yes:  ☒    No:  ☐

Committed Liquidity Provider:	ABN AMRO Bank N.V.

Address for Notices:
540 West Madison Street, Suite 2721 Chicago, IL 60661 Facsimile No. 312-992-1527
Telephone No. 312-904-6263
Attention: Administrator - Windmill Funding

Windmill Funding Corporation shall not make a Qualified Securitization Pledge

Payment Instructions:

Account Bank: ABN AMRO Bank

ABA#: 026009580

Account#: 451118894850

Account Name: Windmill Funding Corp.

Ref: NEWSTAR COMMERCIAL LOAN TRUST 2007-1

Tax ID#: 13-3718931

Schedule 2.01-1

CLASS A-2 AGENT

Address for Notices

U.S. Bank National Association

One Federal Street, 3rd Floor

Boston, Massachusetts 02110

Attention: NewStar Commercial Loan Trust 2007-1 – Class A-2

Facsimile No.: (503) 258-6028

SCHEDULE 3.02

Pursuant to Section 3.02 of the Class A-2 Note Purchase Agreement to which this Schedule 3.02 is attached, each Holder (including each Assignee thereof) and each Committed Liquidity Provider, if any (as if it were deemed to be a Holder hereunder) hereby makes the acknowledgments, covenants, representations and agreements set forth below solely with respect to itself:

(1) The Holder (a)(i) is a Qualified Institutional Buyer who is a Qualified Purchaser and is acquiring the Notes in reliance on the exemption from the Securities Act registration provided by Rule 144A thereunder or (ii) is a non-U.S. Person who is a Qualified Purchaser and is acquiring the Class A-2 Notes in certificated form in an offshore transaction in reliance on the exemption from the Securities Act registration provided by Regulation S thereunder and (b) understands the Class A-2 Notes will bear the legend set forth below.

(2) The Holder understands that the Class A-2 Notes are being offered only in a transaction not involving any public offering in the United States within the meaning of the Securities Act, the Class A-2 Notes have not been and will not be registered under the Securities Act, and, if in the future the Holder decides to offer, resell, pledge or otherwise transfer the Class A-2 Notes, such Class A-2 Notes may be offered, resold, pledged or otherwise transferred only in accordance with the legend on such Class A-2 Notes described herein. The Holder acknowledges that no representation is made by the Issuer or the Placement Agents as to the availability of any exemption under the Securities Act or any state securities laws for resale of the Class A-2 Notes.

(3) The Holder understands that an investment in the Class A-2 Notes involves certain risks, including the risk of loss of a substantial part of its investment under certain circumstances. The Holder has had access to such financial and other information concerning the Issuer and the Class A-2 Notes as it deemed necessary or appropriate in order to make an informed investment decision with respect to its acquisition of the Class A-2 Notes, including an opportunity to ask questions of and request information from the Issuer.

(4) In connection with the purchase of the Class A-2 Notes: (i) none of the Issuer or the Placement Agents is acting as a fiduciary or financial or investment adviser for the Holder; (ii) the Holder is not relying (for purposes of making any investment decision or otherwise) upon any advice, counsel or representations (whether written or oral) of the Issuer or the Placement Agents other than any in a current offering memorandum for such Class A-2 Notes and any representations expressly set forth in a written agreement with such party; (iii) none of the Issuer or the Placement Agents has given to the Holder (directly or indirectly through any other person) any assurance, guarantee, or representation whatsoever as to the expected or projected success, profitability, return, performance, result, effect, consequence, or benefit (including legal, regulatory, tax, financial, accounting, or otherwise) of its purchase or the documentation for the Class A-2 Notes; (iv) the Holder has consulted with its own legal, regulatory, tax, business, investment, financial, and accounting advisers to the extent it has deemed necessary, and it

Schedule 3.02-1

has made its own investment decisions (including decisions regarding the suitability of any transaction pursuant to the documentation for the Class A-2 Notes) based upon its own judgment and upon any advice from such advisers as it has deemed necessary and not upon any view expressed by the Issuer or the Placement Agents; (v) the Holder has determined that the rates, prices or amounts and other terms of the purchase and sale of the Class A-2 Notes reflect those in the relevant market for similar transactions; (vi) the Holder is purchasing the Class A-2 Notes with a full understanding of all of the terms, conditions and risks thereof (economic and otherwise), and it is capable of assuming and willing to assume (financially and otherwise) those risks; (vii) the Holder is a sophisticated investor familiar with transactions similar to its investment in the Class A-2 Notes; and (viii) the purchase of such Class A-2 Notes by the Holder is within its powers and authority, is permissible under applicable laws governing such purchase, has been duly authorized by it and otherwise complies with applicable laws.

(5) The Holder is a Qualified Purchaser for purposes of Section 3(c)(7) of the 1940 Act and is not a Flow-Through Investment Vehicle (other than a Qualifying Investment Vehicle). The Holder, to the extent it is a private investment company formed before April 30, 1996, has received the necessary consent from its beneficial owners and the Holder agrees that it will not hold such Class A-2 Notes for the benefit of any other person and will be the sole beneficial owner thereof for all purposes and that it will not sell participation interests in the Class A-2 Notes or enter into any other arrangement pursuant to which any other person will be entitled to a beneficial interest in the distributions on the Class A-2 Notes. The Holder understands and agrees that any purported transfer of the Class A-2 Notes to a Holder that does not comply with the requirements of this paragraph will be null and void ab initio.

(6) Each Holder of Class A-2 Notes understands that the Class A-2 Notes will bear a legend to the following effect unless the Issuer determines otherwise in compliance with applicable law:

“THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES OR BLUE SKY LAW OF ANY STATE. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES THAT THIS NOTE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER REQUIREMENTS OF LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A “QIB”) WHO IS A QUALIFIED PURCHASER FOR PURPOSES OF SECTION 3(C)(7) UNDER THE INVESTMENT COMPANY ACT

Schedule 3.02-2

OF 1940, AS AMENDED (A “QUALIFIED PURCHASER”) PURCHASING FOR ITS OWN ACCOUNT OR A QIB WHO IS A QUALIFIED PURCHASER PURCHASING FOR THE ACCOUNT OF A QIB WHO IS A QUALIFIED PURCHASER, WHOM THE HOLDER HAS INFORMED THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) IN CERTIFICATED FORM TO AN INSTITUTIONAL “ACCREDITED INVESTOR” (WITHIN THE MEANING OF RULE 501 (a)(1)–(3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) WHO IS ALSO A QUALIFIED PURCHASER PURCHASING FOR INVESTMENT AND NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, IN EACH CASE, SUBJECT TO (A) THE RECEIPT BY THE TRUSTEE OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE INDENTURE AND (B) THE RECEIPT BY THE TRUSTEE OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE TRUSTEE THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER REQUIREMENTS OF LAWS OR IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND SECURITIES AND BLUE SKY LAWS OF ANY STATE OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION, (3) TO A QUALIFIED PURCHASER IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (4) PURSUANT TO ANOTHER EXEMPTION AVAILABLE UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, OR (5) PURSUANT TO A VALID REGISTRATION STATEMENT. THE PURCHASE OF THIS NOTE WILL BE DEEMED A REPRESENTATION BY THE ACQUIRER THAT IT IS NOT, AND IS NOT ACQUIRING OR HOLDING THIS NOTE OR ANY INTEREST THEREIN, DIRECTLY OR INDIRECTLY, ON BEHALF OF OR WITH ANY ASSETS OF, AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974 (AS AMENDED, “ERISA”) THAT IS SUBJECT TO TITLE I OF ERISA, A “PLAN” DESCRIBED IN AND SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (AS AMENDED, THE “CODE”) (COLLECTIVELY, A “PLAN”), OR OTHER PLAN OR ARRANGEMENT SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW OR REGULATION SUBSTANTIVELY SIMILAR OR OF SIMILAR EFFECT TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAW”).

THE PRINCIPAL OF THIS NOTE IS PAYABLE AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

ADDITIONAL AMOUNTS MAY BE BORROWED IN RESPECT OF A CLASS A-2 NOTE AFTER THE DATE OF ISSUE THEREOF IN ACCORDANCE WITH THE INDENTURE AND THE CLASS A-2 PURCHASE AGREEMENT DATED AS OF THE CLOSING DATE AMONG THE ISSUER AND THE HOLDERS OF CLASS A-2 NOTES PARTY THERETO.

Schedule 3.02-3

AS A CONDITION TO THE PAYMENT OF ANY AMOUNT HEREUNDER WITHOUT THE IMPOSITION OF WITHHOLDING TAX, THE TRUSTEE SHALL REQUIRE CERTIFICATION ACCEPTABLE TO IT TO ENABLE THE ISSUER AND THE TRUSTEE TO DETERMINE THEIR DUTIES AND LIABILITIES WITH RESPECT TO ANY TAXES THAT THEY MAY BE REQUIRED TO PAY, DEDUCT OR WITHHOLD IN RESPECT OF THIS NOTE OR THE HOLDER HEREOF UNDER ANY PRESENT OR FUTURE LAW OR REGULATION OF THE UNITED STATES OR ANY PRESENT OR FUTURE LAW OR REGULATION OF ANY POLITICAL SUBDIVISION THEREOF OR TAXING AUTHORITY THEREIN OR TO COMPLY WITH ANY REPORTING OR OTHER REQUIREMENTS UNDER ANY SUCH LAW OR REGULATION.”

(7) The Holder will not, at any time, offer to buy or offer to sell the Class A-2 Notes by any form of general solicitation or advertising, including, but not limited to, any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio or seminar or meeting whose attendees have been invited by general solicitations or advertising.

(8) The Holder is not purchasing the Class A-2 Notes with a view to the resale, distribution or other disposition thereof in violation of the Securities Act.

(9) The Holder has carefully read and understands the Offering Memorandum, including, without limitation, the “Risk Factors” Section of the Offering Memorandum, and has based its decision to purchase the Class A-2 Notes on the information contained therein and not upon any other information, if any, provided by the Issuer or the Placement Agents. The Holder has received copies of the Transaction Documents and all relevant information as it shall have deemed necessary or desirable in order to make its investment decision. It understands that the terms of the transactions contemplated by the Transaction Documents (as set forth in the Transaction Documents) supercede and replace all terms described or summarized in any term sheet or the Offering Memorandum previously distributed to it. The Holder understands that an investment in the Class A-2 Notes involves certain risks, including the risk of loss of all or a substantial part of its investment under certain circumstances. The Holder understands that the Class A-2 Notes will be highly illiquid and are not suitable for short-term trading.

(10) The Holder will provide notice to each Person to whom it proposes to transfer any interest in the Class A-2 Notes of the transfer restrictions set forth in Section 4.02 of the Indenture, including the Exhibits referenced in Section 4.02 of the Indenture.

(11) The Holder understands that the Indenture permits the Issuer to require any holder of a beneficial interest in the Notes who is determined not to be either (i) both a Qualified Institutional Buyer and a Qualified Purchaser or (ii) a Qualified Purchaser who is a non-U.S. Person at the time of acquisition of such Class A-2 Notes to sell all its right, title and interest in such Class A-2 Notes to a Person who is either (A) both a Qualified Institutional Buyer and a Qualified Purchaser or (B) a Qualified Purchaser who is a non-U.S. Person in a transaction meeting the requirements of Rule 144A or Regulation S, as applicable.

Schedule 3.02-4

(12) The Holder acknowledges that no action was taken or is being contemplated by the Issuer that would permit a public offering of the Class A-2 Notes or possession or distribution of the Offering Memorandum with respect thereto or any amendment thereof or supplement thereto or any other offering material relating to the Class A-2 Notes in any jurisdiction where, or in any circumstances in which, action for those purposes is required. Nothing contained in the Offering Memorandum relating to the Class A-2 Notes will constitute an offer to sell or a solicitation of an offer to purchase any Class A-2 Notes in any jurisdiction where it is unlawful to do so absent the taking of such action or the availability of an exemption therefrom.

(13) Each initial Holder and each subsequent transferee of a Class A-2 Note (or any interest therein) hereby represents, warrants and covenants that, at the time of its acquisition and throughout the period of its holding (including, without limitation, the exercise of any rights thereunder) and disposition of such Class A-2 Note (or any interest therein), it is not, and is not directly or indirectly acquiring or holding the Note or any interest therein for, on behalf of, or with any assets of, an employee benefit plan or other arrangement subject to Title I of ERISA, a plan subject to Section 4975 of the Code, or a plan or other arrangement subject to any federal, state or local law that is substantively similar or of similar effect to the foregoing provisions of ERISA or the Code (“Similar Law”).

(14) The Holder is not a conduit entity participating in a conduit financing arrangement, within the meaning of Section 7701(1) of the Code or Treasury Regulation financing arrangement. The Holder shall indemnify the Issuer against any Taxes imposed on the Issuer due to the IRS finding that the Holder is a conduit entity participating in a conduit financing arrangement.

(15) The Holder understands that the Issuer may require certification acceptable to the Issuer (a) to permit the Issuer to make payments to it without, or at a reduced rate of withholding or (b) to enable the Issuer to qualify for a reduced rate of withholding in any jurisdiction from or through which the Issuer received payments on its assets. It agrees to provide any such certification that is requested by the Issuer that is it legally capable of providing and is otherwise consistent with this Agreement.

(16) The Holder understands that the Issuer has the right to request and receive from it additional representations and undertakings, that it is legally capable of providing, from time to time, as the Issuer may deem necessary and prudent in order to comply with legal requirements applicable to the Issuer.

(17) The Holder acknowledges that the Issuer, the Placement Agents and others will rely upon the truth and accuracy of the foregoing acknowledgments, representations and agreements and agrees that if any of the acknowledgments, representations or agreements made or deemed to have been made by it by its purchase of the Class A-2 Notes are no longer accurate, it shall promptly notify the Issuer and the Placement Agents.

Schedule 3.02-5

(18) The Holder is a United States Person (as defined in Section 7701(a)(30) of the Code.

Schedule 3.02-6

EXHIBIT A

ASSIGNMENT AND ACCEPTANCE

Reference is made to the Class A-2 Note Purchase Agreement dated as of June 5, 2007 (as modified and supplemented and in effect from time to time, the “Class A-2 Note Purchase Agreement”) between NewStar Commercial Loan Trust 2007-1, a statutory trust created and existing under the laws of the State of Delaware (the “Issuer”), the Holders party thereto and U.S. Bank National Association, as Class A-2 Agent (the “Class A-2 Agent”), relating to the Class A-2 Notes issued under the Indenture dated as of June 5, 2007 (as modified and supplemented and in effect from time to time, the “Indenture”) entered into by the Issuer and U.S. Bank National Association, as the Trustee. Terms used but not defined herein have the respective meanings given to such terms in (or incorporated by reference in) the Class A-2 Note Purchase Agreement and in the Indenture.

The Assignor named on the signature pages hereof (the “Assignor”) hereby sells and assigns to the Assignee named on the signature pages hereof (the “Assignee”), and the Assignee hereby purchases and assumes from the Assignor, effective as of the Assignment Date set forth below, the interests set forth below (the “Assigned Interest”) in the Assignor’s rights and obligations under the Class A-2 Note Purchase Agreement, including, without limitation, the interests set forth below in the Class A-2 Notes held by (and the related Class A-2 Commitment of and outstanding principal amount of Advances held by) the Assignor on the Assignment Date. The Assignee hereby acknowledges receipt of a copy of the Class A-2 Note Purchase Agreement and the Indenture. From and after the Assignment Date (A) the Assignee shall be a party to and be bound by the provisions of the Class A-2 Note Purchase Agreement and, to the extent of the Assigned Interest, have the rights and obligations of a Holder thereunder and (B) the Assignor shall, to the extent of the Assigned Interest, relinquish its rights and be released from its obligations under the Class A-2 Note Purchase Agreement. The Assignor hereby represents and warrants to the Assignee that, as of the Assignment Date, the Assignor (1) owns the Assigned Interest free and clear of any lien or other encumbrance and (2) is not aware of any Default or Event of Default under the Indenture. The Assignee hereby makes to the Assignor, the Issuer, the Servicer, the Trustee and the Class A-2 Agent all of the representations and warranties set forth in Section 3.02 of the Class A-2 Note Purchase Agreement (including those made by reference to Schedule 3.02 thereof).

Each of the parties hereby covenants and agrees that so long as Windmill Funding Corporation is the registered owner of the Class A-2 Notes:

except with respect to the Class A-2 Holder Collateral Account, it waives any right to set-off and to appropriate and apply any and all deposits and any other indebtedness at any time held or owing thereby to or for the credit or the account of Windmill Funding Corporation against and on account of the obligations and liabilities of Windmill Funding Corporation to such party under this Agreement; and

notwithstanding anything to the contrary herein no provision of this Agreement adversely affecting the rights or duties of Windmill Funding Corporation or a Liquidity Provider for Windmill Funding Corporation may be amended or waived without the written consent of Windmill Funding Corporation.

Exhibit A-1

This Assignment and Acceptance shall be governed by and construed in accordance with the law of the State of New York.

Legal Name of Assignor:

Legal Name of Assignee:

Assignee’s Address for Notices:

Fax No.:

Details of electronic messaging system:

Payment Instructions:

Federal Taxpayer ID No. of Assignee:

Effective Date of Assignment (“Assignment Date”):

	Amount Assigned			Amount Retained
Class A-2 Commitment:	U.S.$	[__________	]	U.S.$	[__________	]
Outstanding Principal
Amount of Advances:	U.S.$	[__________	]	U.S.$	[__________	]

The Assignee [shall/shall not] make a Qualified Securitization Pledge

[[Name of Holder] elects to be subject to Section 6.03(f) of the Class A-2 Note Purchase Agreement]

The terms set forth above are hereby agreed to:

[Name of Assignor], as Assignor

By:
Name:
Title:

[Name of Assignee], as Assignee

By:
Name:
Title:

Exhibit A-2

[ ],
as Committed Liquidity Provider with regard to

[ ],
as Class A-2 Note Holder

By:
Name:
Title:

Exhibit A-3

Consented to by:

NEWSTAR COMMERCIAL LOAN TRUST 2007-1, as the Issuer

By:	NewStar Financial, Inc., as Servicer

By:
Name:
Title:

NEWSTAR FINANCIAL, INC., as the Servicer

By:
Name:
Title:

Exhibit A-4

EXHIBIT B

FORM OF DRAW REQUEST

(Advances)

[Date]

U.S. Bank National Association

One Federal Street, 3rd Floor

Boston, Massachusetts 02110

Attention: NewStar Commercial Loan Trust 2007-1 - Class A-2 Notes

Facsimile No.: (503) 258-6028

Re:	Class A-2 Note Purchase Agreement dated as of June 5, 2007

Ladies and Gentlemen:

This Draw Request is delivered to you pursuant to Sections 2.03 of that certain Class A-2 Note Purchase Agreement dated as of June 5, 2007 (as modified and supplemented and in effect from time to time, the “Class A-2 Note Purchase Agreement”) between NewStar Commercial Loan Trust 2007-1, a statutory trust created and existing under the laws of the State of Delaware (the “Issuer”), the Holders party thereto and U.S. Bank National Association, as Class A-2 Agent (the “Class A-2 Agent”). Capitalized terms used but not defined herein shall have the respective meanings given to such terms in (or incorporated by reference in) the Class A-2 Note Purchase Agreement and the Indenture.

1.	The Issuer hereby requests a Draw in the principal amount of $ .

(i) The amount of [Class A-2 Holder’s] Advance pursuant to the requested Draw is $                    .

(ii) The amount of [Class A-2 Holder’s] Advance pursuant to the requested Draw is $                    .

(iii) The amount of [Class A-2 Holder’s] Advance pursuant to the requested Draw is $                    .

2.	The Issuer hereby requests that the Advances be made on and as of the date above first written.

3.	All of the conditions applicable to the Advance requested herein as set forth in the Class A-2 Note Purchase Agreement have been satisfied as of the date hereof.

4.	Attached hereto is a duly completed Annex A to this Draw Request setting forth the information required therein.

IN WITNESS WHEREOF, the undersigned have executed this Draw Request this          day of                     , 2007.

NEWSTAR COMMERCIAL LOAN TRUST 2007-1, as the Issuer

By:	NewStar Financial, Inc., as Servicer

By:
Name:
Title:

Exhibit-B-2

Annex A

Seller:	NewStar 2007-1
Asset Type:	Corporate Loans
Seller’s Industry:	Financial Institution
SECTION:	Interim Borrowings

INTERIM BORROWINGS

Class A-2 Note - Revolving

1	Draw Date	MM/DD/YYYY
2	Total A-2 Commitment
3	Current Amount Outstanding
4	Amount standing to the credit of Class A-2 Funding Account	—
5	(Information taken from servicer report)
6	Total Commitments (funded + unfunded) as of Draw Date
7	AOLB as of Draw Date
8
9	Required Amount (Line 14 - Line 10)
10	Exposure Amount (Line 6 - Line 7)	—
11	TOTAL DRAW (Line 12 + Line 13)	—
12	Draw Amount (Information taken fm Draw Request - first)	—
13	Draw Amount (Information taken fm Draw Request - second)	—
14	Undrawn Amount of Class A-2 Commitments (Line 2 - Line 3)	—
15
16	PAYDOWN, if any
17	CLASS A-2 FUNDING TEST as of Draw Date
18	(if Drawn + Undrawn >= Exposure Amt, Complies, Fails)
19	Outstanding as % of Commitment (Line 3 / Line 2)
20
21	RESERVE FUND REQUIREMENT as Draw Date
22	(If Line 16 = 100%, then Reserve Reqd = 100% of A-2 Commitment)